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                                                                    EXHIBIT 10.3

Alexander Gersh
48 Arden Road
London
N3 3AE


31 July 2003


Dear Alex,

                               CONTRACT VARIATION


I write to confirm there was an error in the gross up calculation on the Sign on Bonus in your Contract of Employment dated 10th June 2003. The correct amount should have been 134,723.00 GBP using the company defined exchange rate of 1.6355

We will pay the residual amount with the next available payroll.

Please accept my apologies for any inconvenience this may have caused.

Yours sincerely,


/s/ Jayne Gymer
-------------------------------------
Jayne Gymer
Senior Vice-President, Human Resources